Exhibit 10.3

Vape Holdings, Inc.

NONSTATUTORY STOCK OPTION AGREEMENT

This NONSTATUTORY STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of this ____ day of ______________, ____, by and between Vape Holdings, Inc., a Delaware corporation ("Corporation"), and ________________________________ (referred to herein as the "Optionee"). Corporation and Optionee shall sometimes herein be referred to as “Party” or “Parties.”  Capitalized terms not otherwise defined herein shall have the meanings set forth in that certain 2014 Incentive and Nonstatutory Stock Option Plan approved by the Corporation.

WHEREAS, the Board of Directors of the Corporation (the “Board”) has authorized the granting to Optionee of a nonstatutory stock option ("Option") to purchase shares of common stock of the Corporation (the "Shares") upon the terms and conditions hereinafter stated; and

WHEREAS, the Board and stockholders of the Corporation have heretofore adopted a 2014 Incentive and Nonstatutory Stock Option Plan (the "Plan"), pursuant to which this Option is being granted;

WHEREAS, it is the intention of the parties that this Option be a Nonstatutory Stock Option;

NOW, THEREFORE, in consideration of the covenants herein set forth, the parties hereto agree as follows:

1.           Shares; Price.  The Corporation hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, __________________________ Shares for cash (or other consideration acceptable to the Board, in their sole and absolute discretion) at the price of $___________ per Share, such price being determined in accordance with the Plan.

2.           Term of Option; Continuation of Employment.  This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, ten (10) years from the date hereof.  This Option shall earlier terminate subject to Paragraphs 5 and 6 hereof if, and as of the date, Optionee ceases to be an employee, director, or consultant of the Corporation.  Nothing contained herein shall be construed to interfere in any way with the right of the Corporation to terminate the employment or engagement, as applicable, of Optionee or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

3.           Vesting of Option.  Subject to the provisions of Paragraphs 5 and 6 hereof, this Option shall vest and become exercisable during the term of Optionee's employment or engagement in whole or in part beginning on the date of this Agreement.

4.           Manner of Exercising Option.

(a)           In order to exercise this Option with respect to all or any part of the Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i)           Execute and deliver to the Corporation a written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A.

(ii)           Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)           Cash or check made payable to the Corporation; or

(B)           A promissory note payable to the Corporation, but only to the extent authorized by the Corporation.

Should the Shares be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

(C)           In Shares held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)           To the extent the Option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(iii)           Furnish to the Corporation appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

(iv)           Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and State securities laws.

(v)           Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, State and local income and employment tax withholding requirements applicable to the Option exercise, if any.

(vi)           Execute and deliver to the Corporation a written statement as provided for in Paragraph 11 hereof.

(b)           As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)            In no event may this option be exercised for any fractional shares.

(d)          This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime.

5.           Termination of Employment or Engagement.  If Optionee shall cease to serve as an employee, director, or consultant of the Corporation for any reason, whether voluntarily or involuntarily, other than by his or her death or the conclusion of the term of a written consulting agreement, provided such term exceeds one year, Optionee shall have the right at any time within thirty (30) days after date Optionee ceases to be an employee, director, or consultant of the Corporation, or the remaining term of this Option, whichever is the lesser, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the last day of employment or engagement, as applicable, and had not previously been exercised; provided, however, that if Optionee’s termination of employment or engagement was caused by permanent disability disabled (within the meaning of Section 22(e)(3) of the Code), the foregoing thirty (30) day period shall be extended to six (6) months.

          Notwithstanding anything herein to the contrary, all rights under this Option shall expire in any event on the date specified in Paragraph 2 hereof.

6.           Death of Optionee.  If the Optionee shall die while an employee, director, or consultant of the Corporation, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time during the remaining term of this Option, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

7.           No Rights as Stockholder.  Optionee shall have no rights as a stockholder with respect to the Shares covered by any installment of this Option until the date of the issuance of a stock certificate to Optionee, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Paragraph 8 hereof.

8.           Recapitalization.  Subject to any required action by the stockholders of the Corporation, the number of Shares covered by this Option, and the price per Share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation; provided however that the conversion of any convertible securities of the Corporation shall not be deemed having been "effected without receipt of consideration by the Corporation."

In the event of a proposed dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation, this Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  The Board may, at its sole and absolute discretion and without obligation, declare that this Option shall terminate as of a date fixed by the Board and grant Optionee the right for a period commencing thirty (30) days prior to and ending immediately prior to such date, or during the remaining term of this Option, whichever occurs sooner, to exercise this Option as to all or any part of the Shares, without regard to the installment provision of Paragraph 3; provided, however, that such exercise shall be subject to the consummation of such dissolution, liquidation, merger, consolidation or sale.

Subject to any required action by the stockholders of the Corporation, if the Corporation shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the vesting provisions of Section 3 shall continue to apply.

In the event of a change in the Shares of the Corporation as presently constituted, which is limited to a change of all of its authorized Shares without par value into the same number of Shares with a par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of this Agreement.

To the extent that the foregoing adjustments relate to shares or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of share of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

9.           Taxation upon Exercise of Option.  Optionee understands that, upon exercise of this Option, Optionee may recognize income, for federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price.  The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Corporation in establishing the amount of such income and corresponding deduction to the Corporation for its income tax purposes.  Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee's then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Corporation may require Optionee to make  cash payment to cover such liability as a condition of the exercise of this Option.

10.         Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the 2014 Incentive and Nonstatutory Stock Option Plan (the “Plan”), the Board may modify an Option as well as extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422 of the Internal Revenue Code of 1986 (the “Code”) and state law.

If the Corporation experiences a change in control or a sale of substantially all of the Corporation’s assets, the vesting period outlined in Paragraph 3 shall fully accelerate, where the Optionees may exercise the entire amount of Options specified in Paragraph 3 herein.

Notwithstanding the foregoing provisions of this Paragraph 10, however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

11.         Investment Intent; Restrictions on Transfer.  Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof) shall furnish to the Corporation a written statement to such effect, satisfactory to the Corporation in form and substance.  The Corporation, at its option, may include a legend on each certificate representing Shares issued pursuant to any exercise of this Option, stating in effect that such Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and that the transferability thereof is restricted.  If the Shares represented by this Option are registered under the Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Corporation with the foregoing written statement.

Optionee further represents that Optionee has had access to the financial statements or books and records of the Corporation, has had the opportunity to ask questions of the Corporation concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information, and further represents that Optionee has either such experience and knowledge in investment, financial and business matters or has investments similar to the stock of the Corporation such that Optionee is capable of evaluating the merits and risks thereof and has the capacity to protect his or her own interest in connection therewith.

12.         Registration Rights.

(a)           Piggyback Registration Rights.  If the Corporation at any time proposes to register any of its securities under the Act, including under an S-8 Registration Statement, an SB-2 Registration Statement or otherwise, it will each such time give written notice to all holders of outstanding or exercised options of its intention to do so.  Upon the written request of a holder or holders of any such outstanding or exercised options given within thirty (30) days after receipt of any such notice, the Corporation will use its best efforts to cause all such outstanding or exercised options, the holders of which shall have so requested registration thereof, to be registered under the Act (with the securities which the Corporation at the time propose to register), all to the extent requisite to permit the sale or other disposition by the prospective sellers of the outstanding or exercised options so registered; provided, however, that the Corporation may, as a condition precedent to its effecting such registration, require each prospective seller to agree with the Corporation and the managing underwriter or underwriters of the offering to be made by the Corporation in connection with such registration that such seller will not sell any securities of the same class or convertible into the same class as those registered by the Corporation (including any class into which the securities registered by the Corporation are convertible) for such reasonable period after such registration becomes effective as shall then be specified in writing by such underwriter or underwriters if in the opinion of such underwriter or underwriters the Corporation's offering would be materially adversely affected in the absence of such an agreement.

(b)           Procedures. In connection with the registration of any securities pursuant to Section 12.a. hereof, the Corporation and the Optionee covenant and agree as follows:

(i)           The Corporation shall pay all costs, fees, and expenses incurred by the Corporation and the Optionee in connection with the Registration Statement and the offering thereunder including, without limitation, the Corporation’s legal fees and expenses of counsel, accounting fees, printing expenses, and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker dealer acting on behalf of the Corporation or the Optionee).

(ii)          The Corporation shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by Optionee, provided that the Corporation shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

(iii)         The Corporation shall indemnify Optionee and each person, if any, who controls Optionee within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement.

(iv)         The Corporation shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement  (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

(v)          The Corporation shall (A) deliver promptly to Optionee  and its counsel, upon request, copies of all correspondence between the Securities and Exchange Commission (the “Commission”) and the Corporation, its counsel, or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement; and (B) permit Optionee and its counsel to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. and/or the Financial Industry Regulatory Authority.  Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Corporation with the Corporation's officers and independent auditors, all to such reasonable extent, at such reasonable times and as often as Optionee and its counsel shall reasonably request.

(vi)         The Corporation shall cause all securities of Optionee registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Corporation are listed or quoted.

13.         Stand-off Agreement.  Optionee agrees that in connection with any registration of the Corporation's securities, that upon the request of the Corporation or any underwriter managing an underwritten offering of the Corporation's securities, that Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Corporation or such managing underwriter, as applicable, for a period of at least one hundred eighty (180) days following the effective date of registration of such offering.

14.         Notices.  Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Corporation, five (5) days after deposit in the US. mail, postage prepaid, addressed to Optionee at the address last provided to the Corporation by Optionee for his or her employee records.

15.         Agreement Subject to Plan; Applicable Law.  This Agreement is made pursuant to the Plan and shall be interpreted to comply therewith.  A copy of such Plan is available to Optionee, at no charge, at the principal office of the Corporation.  Any provision of this Agreement inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Agreement has been granted, executed and delivered in the State of California, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Vape Holdings, Inc.

BY: Kyle Tracey ITS: Chief Executive Officer

, Optionee

Appendix A

NOTICE OF EXERCISE

Vape Holdings, Inc.
20265 Ventura Blvd., Suite A
Woodland Hills, CA 91364

____________________
(date)

Re: Nonstatutory Stock Option

Notice is hereby given pursuant to Section 4 of my Nonstatutory Stock Option Agreement that I elect to purchase the number of shares set forth below at the Exercise Price set forth in my option agreement:

Stock Option dated:                                                                ______________________

Number of shares being purchased:                                    ______________________

Option Exercise Price:                                                            $_____________________

A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the Shares exceeds the Exercise Price.  I agree to report such income in accordance with then applicable law and to cooperate with Corporation in establishing the withholding and corresponding deduction to the Corporation for its income tax purposes.

I agree to provide to the Corporation such additional documents or information as may be required pursuant to the Corporation's 2014 Incentive and Nonstatutory Stock Option Plan.

_________________________
  (Signature)

_________________________
        (Name of Optionee)